STOCK OPTION AGREEMENT
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                 FOR NON-STATUTORY STOCK OPTIONS PURSUANT TO THE
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                             NORWOOD FINANCIAL CORP.
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                             2006 STOCK OPTION PLAN
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     STOCK OPTIONS for a total of _____ shares of Common  Stock,  par value $.10 per share, of Norwood Financial Corp. (the "Company") is hereby granted to _____________________ (the "Optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of Norwood Financial Corp 2006 Stock Option Plan ("the Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged. Such Stock Options do not comply with Options granted under Section 422 of the Internal Revenue Code of 1986, as amended.

     1. OPTION PRICE. The Option price is $_________ for each Share, being 100% of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this option (____________________) ("Date of Grant").

     2. EXERCISE OF OPTION.

          (a) EXERCISABILITY. Such Options will be first exercisable as of the one-year anniversary of the Date of Grant. Such Options shall continue to be exercisable for a period of ten years and one day following the date of grant without regard to the continued services of such Director as a Director or Director Emeritus. In the event of the Optionee's death, such Options may be exercised by the personal representative of his estate or person or persons to whom his rights under such Option shall have passed by will or by the laws of descent and distribution. Notwithstanding any provisions in this Section 2, in no event shall this Option be exercisable prior to six months following the date of grant, except upon death or disability.

          (b) METHOD OF EXERCISE. This Option shall be exercisable by a written notice which shall:

               (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

               (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

               (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the

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right of such person or persons to exercise the Option; and

               (iv) Be in writing and delivered in person or by certified mail to the Treasurer of the Company.

     Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by certified or bank cashier's or teller's check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

          (c) RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     3. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     4. TERM OF OPTION. This Option may not be exercised more than ten (10) years and one day from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

     5. RELATED MATTERS. Notwithstanding anything herein to the contrary, additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.

                                    Norwood Financial Corp.


DATE OF GRANT                       BY:_________________________________________
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

ATTEST:

_______________________________        _________________________________________
        (SEAL)                         DIRECTOR


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                 NORWOOD FINANCIAL CORP. 2006 STOCK OPTION PLAN
                      NOTICE OF EXERCISE OF GRANTED OPTIONS


     Pursuant to the Stock Option Agreement (the "Agreement") entered into on the ___________________, __________, between Norwood Financial Corp. (Norwood) and ___________________ (Director), notice is hereby given of my election to purchase _____ shares at $_________ per share as granted to me under the Agreement (copy attached). Accompanying this notice is payment of $____________ which represents the full purchase price of the shares covered by this election.



______ In accordance with Paragraph 2b of the Agreement, I request that the shares be registered in my name.

______ In accordance with Paragraph 2b of the Agreement, I request that the shares be registered in joint name, with right of survivorship, with my spouse,
________________________.


                                    ___________________________________________
                                    Director


                                    ___________________________________________
                                    Date

Check one of the following:

_____ This exercise represents the total shares granted to me under the above Agreement.

______ This exercise represents __________shares of the total share granted to me under the above Agreement. I have __________ shares remaining that I may exercise within the period covered by the Agreement.